                                                                     EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


May 31, 2002


Dear Sir/Madam:

We have read the first three paragraphs of Item 4 included in the amended Form 8-K dated May 17, 2002, of Roper Industries, Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

cc:  Martin S. Headley, Vice President and Chief Financial Officer